EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ImmuCell Corporation of our report dated March 25, 2016 relating to the financial statements of ImmuCell Corporation appearing in the Annual Report on Form 10-K of ImmuCell Corporation for the year ended December 31, 2015.

We also consent to the reference of our firm under the heading “Experts” in such prospectus.

    Portland, Maine

     December 5, 2016